UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2013 (October 31, 2013)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Parkway S., Suite 600, Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (the “Board”) announced that John V. Sobchak has resigned as Vice President and the Chief Financial Officer of the Company effective immediately, but he will remain with the Company and fulfill the functions of a chief financial officer through the filing of our report in early December on Form 10-Q for the first quarter of fiscal year 2014. A copy of the Company’s press release announcing the departure of Mr. Sobchak is furnished hereto as Exhibit 99.1.

The executive recruiting firm of Russell Reynolds has been engaged to assist the Board search for a Chief Financial Officer, a process which is expected to be completed expeditiously.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated October 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Christopher T. Fraser	Date November 1, 2013
Name:	Christopher T. Fraser
Title:	President & CEO